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                                                        Exhibit B


                        NEES GLOBAL, INC.
     Consolidated Statement of Income and Accumulated Deficit
            For the Twelve Months Ended June 30, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Services rendered to non-affiliated companies                    $   604
Equity in earnings - HydroServ Group, LLC                           (201)
                                                                 -------
         Total income                                                403
                                                                 -------
EXPENSE
-------

Administrative and general expenses                                3,724
Income taxes                                                      (1,136)
                                                                 -------
         Total expenses                                            2,588
                                                                 -------
Net loss                                                         $(2,185)
                                                                 =======

Accumulated deficit at beginning of period                       $(7,741)

Accumulated deficit at end of period                             $(9,926)
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